Frank, Rimerman + Co. LLP

December 9, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Certified
Public
Accountants

Dear Sirs/Madams:

We have read Item 4.01 of RenovoRx, Inc. Form 8-K dated December 7, 2021, and we agree with the statements made therein.

Yours truly,

/s/ Frank, Rimerman + Co. LLP